Exhibit 4.1

BURLINGTON NORTHERN SANTA FE CORPORATION

Officers’ Certificate of Determination

The undersigned, Thomas N. Hund, Executive Vice President and Chief Financial Officer, and Jeffrey T. Williams, Senior General Attorney and Assistant Secretary, each of Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Company”), do hereby certify that pursuant to the authority granted in the resolutions (collectively, the “Resolutions”) of the Board of Directors of the Company adopted on January 18, 2001 and July 18, 2002, and pursuant to Sections 201, 301 and 303 of the Indenture, dated as of December 1, 1995 (the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as successor to The First National Bank of Chicago, as Trustee (the “Trustee”), there was established as of November 19, 2004 a series of securities under the Indenture with the following terms:

1.	The securities are entitled “4.875% Notes due January 15, 2015” (the “Notes”).

2.	The Notes are initially being offered in the aggregate principal amount of $250,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and any Notes which pursuant to Section 303 are deemed never to have been authenticated and delivered thereunder). The Company may, without the consent of the Holders, issue additional Notes and thereby increase such principal amount, on the same terms and conditions and with the same CUSIP number as the Notes.

3.	The principal amount of the Notes will mature on January 15, 2015, subject to the provisions of the Indenture relating to acceleration.

4.	The Notes will bear interest from November 24, 2004 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, at the rate of 4.875% per annum, payable semiannually in arrears on January 1 and July 1 of each year (each, an “Interest Payment Date”), commencing July 15, 2005, to the persons in whose names the Notes are registered on the close of business on the immediately preceding January 1 and July 1, respectively, whether or not such day is a Business Day (each, a “Regular Record Date”).

5.	Subject to Section 9 below, the principal of and interest on the Notes will be payable at the office or agency of the Company maintained for that purpose, pursuant to the Indenture, in The City of New York, which shall be initially the corporate trust office of the Trustee; provided, however, that at the option of the Company, such payment of interest may be made by check mailed to the person entitled thereto as provided in the Indenture.

6.	The Notes will be redeemable as a whole or in part at the option of the Company at a redemption price equal to the greater of (i) one hundred percent (100%) of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 15 basis points, plus in either case accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

7.	The Notes shall not be entitled to the benefit of any sinking fund, nor shall the Notes be repayable at the option of the registered Holders thereof.

8.	Subject to paragraph 9 below, the Notes shall be issued in denominations of $1,000 and integral multiples thereof.

9.	Upon issuance the Notes will be represented by one or more Global Securities deposited with, or on behalf of, The Depository Trust Company (the “Depositary”). Settlement for the Notes will be made by the Underwriters (as hereinafter defined) in immediately available funds. All payments of principal and interest shall be made by the Company in immediately available funds as long as the Notes are represented by Global Securities. As long as the Notes are represented by Global Securities registered in the name of the Depositary or its nominee, the Notes will trade in the Depositary’s Same-Day Funds Settlement System, and secondary market trading activity in the Notes will therefore settle in immediately available funds. Except as set forth in the Indenture or in the Prospectus Supplement relating to the Notes, the Notes will not be issuable in definitive form.

Furthermore, we hereby (i) approve the form of and authorize the execution and delivery of the Notes (a copy of which is attached as Exhibit A), the Underwriting Agreement, dated December 6, 1995, between the Company and Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (a copy of which is attached as Exhibit B), and the Pricing Agreement, dated November 19, 2004 (a copy of which is attached as Exhibit C), between the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Utendahl Capital Partners, L.P. and The Williams Capital Group, L.P. and (ii) ratify the execution and delivery of the Indenture (a copy of which is attached as Exhibit D).

All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, we have set our hands as of this 24th day of November, 2004.

By:	/s/ THOMAS N. HUND
Thomas N. Hund Executive Vice President and Chief Financial Officer

By:	/s/ JEFFREY T. WILLIAMS
Jeffrey T. Williams Senior General Attorney and Assistant Secretary

BURLINGTON NORTHERN SANTA FE CORPORATION

4.875% NOTE DUE JANUARY 15, 2015

CUSIP No. 12189TAW4	$250,000,000.00

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BURLINGTON NORTHERN SANTA FE CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000.00) on January 15, 2015, and to pay interest thereon from November 24, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing July 15, 2005 at the rate of 4.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 24, 2004	BURLINGTON NORTHERN SANTA FE CORPORATION

	By	/s/ THOMAS N. HUND
Thomas N. Hund Executive Vice President and Chief Financial Officer

Attest:

/s/ JEFFREY T. WILLIAMS
Jeffrey T. Williams Assistant Secretary

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION As Trustee

By	/s/ JANICE OTT ROTUNNO
Authorized Officer

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1995 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and J.P. Morgan Trust Company, National Association, as successor to The First National Bank of Chicago, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof and will initially be offered in the principal amount of $250,000,000. The Company may, without the consent of the Holders, issue additional Securities and thereby increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as this Security.

The Securities of this series are subject to redemption upon not less than 30 and not more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Company, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Officers’ Certificate establishing the Securities of this series), plus 15 basis points, plus in either case accrued interest to the date of redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder, upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.